Exhibit (h)(11)

AMENDMENT NO. 3 TO

CONSULTING AGREEMENT

THIS AMENDMENT NO. 3 TO CONSULTING AGREEMENT (this “Amendment”), effective as of December 15, 2025, by and among VELA Investment Management, LLC, a Delaware limited liability company (the “Adviser”), VELA Funds, a Delaware statutory trust (the “Trust”), and Northern Lights Compliance Services, LLC, a Nebraska limited liability company (“NLCS”).

WHEREAS, the Adviser, the Trust and NLCS are parties to that certain Consulting Agreement effective September 22, 2020, as amended, by and among the Adviser, the Trust and NLCS (the “Consulting Agreement”).

WHEREAS, the parties desire to amend the Consulting Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Section 12.A. to the Agreement hereby is deleted in its entirety and replaced with the following, as the same may be amended from time to time:

A.	Term. This Agreement shall become effective on the Effective Date and shall continue until terminated by either party in accordance with the provisions of this Agreement.

(b)	Schedule A hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Consulting Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

VELA FUNDS		NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

By:	/s/ Jason Job	By:	/s/ Martin R. Dean
Name:	Jason Job		Martin R. Dean
Title:	President		President

VELA INVESTMENT MANAGEMENT, LLC

By:	/s/ R H Dillon
Name:	R H Dillon
Title:	Chief Executive Officer

Schedule A
FEES

This Schedule A is part of the Consulting Agreement (the “Agreement”), dated September 22, 2020 entered into by and among VELA Investment Management, LLC (the “Adviser”), VELA Funds (the “Trust”) and Northern Lights Compliance Services, LLC (“NLCS”). Capitalized terms used herein that are not otherwise defined shall have the same meanings ascribed to them in the Agreement.

1.	Standard Service Fees:

[Fees Redacted]

2.	Due Diligence Fee:

[Fees Redacted]

3.	Additional Service Fees:

●	[Fees Redacted]

○	have securities that require fair valuation;

Schedule A | Page 3

Schedule A
FEES

○	invest in derivatives subject to Rule 18f-4;

○	invest in, directly or indirectly, commodities, real estate or other non-passive investments that produce bad income;

○	invest in wholly-owned subsidiaries, domestic or foreign;

○	invest in hedge funds or private equity, private placements or private unsecuritized loans;

○	are interval funds under Rule 23c-3 under the Investment Company Act;

○	have major service providers that are not regulated entities;

○	have more than one service provider that is not an investment adviser/sub-adviser;

○	have service providers that are affiliates of the Fund or affiliates of other service providers;

○	have other unusual contractual arrangements;

○	have multiple sub-advisers;

○	are exchange traded funds; or

○	are affiliated funds of funds.

The following Funds shall be subject to the Complex Fund fee:

Complex Funds: VELA Income Opportunities Fund VELA Large Cap Plus Fund VELA Small Cap Fund VELA Small-Mid Cap Fund

●	[Fees Redacted]

4.	Anti-Money Laundering Fees:

[Fees Redacted]

5.	Out-of-Pocket Expenses:

The Adviser or the Trust agree to reimburse NLCS for all out-of-pocket expenses incurred by NLCS in connection with the services provided to the Trust pursuant to the Agreement. Such expenses shall include, without limitation, expenses for travel, lodging, meals, visits to Trust Service Providers, access fees incurred by NLCS to set up advisers in our compliance management system, telephone calls, photocopying, binding, and shipping of compliance materials. Where the Trust’s Chief Compliance Officer or his/her designee or AMLO makes a single visit to Service Providers for purposes not only of the Trust, but also for other NLCS clients that employ the same Service Providers, the CCO will use his/her judgment to allocate such expenses proportionally among the Trust and such other clients.

Schedule A | Page 4

Schedule A
FEES

6.	Payment Terms:

NLCS will invoice the Adviser or the Trust for all annualized fees owing to NLCS under the terms of the Agreement on a quarterly basis in advance. Invoices for Extraordinary Services and out-of-pocket expenses will be billed on a monthly basis in arrears. Each NLCS invoice shall include the amount due and a brief description of the services rendered. The payment of all fees and the reimbursement of all out of pocket expenses shall be due and payable within thirty (30) days of receipt of an invoice from NLCS (the “Due Date”). Interest may accrue, at the maximum amount permitted by law, on any invoice balance that remains unpaid after its Due Date.

Signature Page Follows

Schedule A | Page 5

Schedule A
FEES

IN WITNESS WHEREOF, the parties hereto have executed this Schedule A to the Consulting Agreement effective December 15, 2025.

VELA FUNDS		NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

By:	/s/ Jason Job	By:	/s/ Martin R. Dean
Name:	Jason Job		Martin R. Dean
Title:	President		President

VELA INVESTMENT MANAGEMENT, LLC

By:	/s/ R H Dillon
Name:	R H Dillon
Title:	Chief Executive Officer

Schedule A | Page 6